                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



    Date of report (Date of earliest event reported):    November 10, 1999
                                                       ----------------------



                        ASCENT ENTERTAINMENT GROUP, INC.
             (Exact name of registrant as specified in its charter)


Delaware                              0-27192               52-1930707
(State or other jurisdiction of       (Commission           (I.R.S. Employer
incorporation or organization)        File No.)             Identification No.)


                      1225 Seventeenth Street, Suite 1800
                            Denver, Colorado  80202
                   (Address of principal executive offices)

                                (303) 308-7000
             (Registrant's telephone number, including area code)
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Item 5.     Other Events
            ------------

Amendment to Sports Sale Agreement
----------------------------------

     On November 10, 1999, Ascent Entertainment Group, Inc. (the "Company" or "AEG") entered into an amendment (the "Third Amendment") to the Purchase and Sale Agreement dated as of July 27, 1999 (the "Sports Sale Agreement") among AEG, Ascent Sports Holdings, Inc., Liberty Denver Arena LLC ("LDA"), and various affiliates of Donald L. Sturm (the "Purchasers). As previously announced, pursuant to the Sports Sale Agreement, the Company had agreed to sell its sports-related businesses, including the NBA Denver Nuggets, the NHL Colorado Avalanche and a new arena in downtown Denver known as the Pepsi Center, to the Purchasers for aggregate consideration of $461 million in cash and indebtedness to be retained by the purchased entities. A copy of the Third Amendment is attached hereto as Exhibit 10.1 and incorporated herein in its entirety. On November 10, 1999, the Company issued a press release announcing that it had entered into the Third Amendment, a copy of which is attached hereto as Exhibit
99.1 and incorporated herein by reference.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)    Exhibits
       --------

       10.1   Third Amendment to Purchase and Sale Agreement made as of
              November 10, 1999 among the Company, Ascent Sports Holdings, Inc., LDA and the Purchasers.
       99.1   Press release issued by the Company on November 10, 1999.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT ENTERTAINMENT GROUP, INC.
--------------------------------



By:   /s/  Arthur M. Aaron
   ---------------------------------------
Arthur M. Aaron
Vice President, Business and Legal Affairs

Date: November 11, 1999